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                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


                                                         October 28, 1996


United Auto Group, Inc.
375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

                We have acted as counsel to United Auto Group, Inc., a Delaware corporation (the "Registrant"), with respect to the Registrant's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Registrant with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Registrant of an aggregate of 208,000 shares (the "Shares") of Voting Common Stock, par value $0.0001 per share, issuable upon exercise of options granted under the United Auto Group, Inc. Stock Option Plan (the "Plan").

                As counsel for the Registrant, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of the Plan and such other documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

                Based on the foregoing, we hereby inform you that in our opinion the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                We hereby consent to the inclusion of this opinion as part of the Registration Statement.

                We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                                              Very truly yours,

                                             /s/ Willkie Farr & Gallagher
                                                 Willkie Farr & Gallagher